                                                                    EXHIBIT 99.1

PRESS RELEASE                                                    SOURCE: NETGURU

   CORRECTING AND REPLACING NETGURU ANNOUNCES FIRST QUARTER RESULTS

YORBA LINDA, CA - AUGUST 15, 2003 - Please replace BW5785 issued Aug.5, 2003, (CA-NETGURU-2), netGuru Announces First Quarter Results. The Company inadvertently disclosed the results of the first quarter of its previous fiscal year as originally reported in its Form 10-QSB for June 30, 2002, instead of disclosing the results of the first quarter of the previous fiscal year as restated to include the impairment charge to its IT services goodwill recorded pursuant to the Company's adoption, on April 1, 2002, of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

The corrected release reads:

                     netGuru Announces First Quarter Results

--------------------------------------------------------------------------------

                 netGuru, Inc. (Nasdaq : NGRU), an integrated information technology and services company, today reported financial results for its fiscal quarter ended June 30, 2003.

                  Net revenues for the first quarter ended June 30, 2003, were $4.39 million versus $4.42 million in the comparable quarter of the prior year. For the quarter ended June 30, 2003, netGuru reported a net loss of $403,000, or $0.02 per diluted share, compared with a net loss of $6,894,000, or $0.40 per diluted share for the same period in the prior year.

                  Net revenues decreased slightly by $26,000 or approximately 0.6% compared to the same period in the prior year. netGuru's core engineering and collaborative software products and services net revenues increased 45.5% or $851,000, offset by a decline both in the IT services net revenues and Web-based telecom and travel services net revenues of 14.6% and 59.2%, respectively, compared to the same period in the prior year. About half of the increase in the engineering and collaborative software products and services net revenues was due to the completion of a large contract. The decline in the IT services net revenues was due to the continued lack of demand in the IT services market. Web-based telecommunications and travel services net revenues declined due to a decline in the wholesale telephony business as well as lower revenues from the travel services business. The travel services net revenues were lower because the Company recognized revenues from tickets sold as a ticket consolidator net of purchase costs, since the Company did not renew its purchase commitment on such tickets. Under these terms the Company previously had inventory risk, which allowed gross revenue treatment in the comparable prior quarter.

                  Overall gross profit margins increased to 64.5% in the quarter ended June 30, 2003 from 46.7% during the same period in the prior year. Gross profit margin from engineering and collaborative software products and services increased to 86.2% from 84.4% as a result of increased sales with cost staying relatively flat. Gross profit margin from the IT services business remained flat at 23.9% reflecting a decrease in cost proportionate to the decline in net revenues. Gross profit margin from Web-based telecommunication and travel services increased to 43.2% from 12.8% during the same period in the prior year due to (1) better pricing for the purchase of telephony minutes, (2) reduced focus on the higher cost wholesale telephony business and (3) better gross profit margin from travel services since the revenues from tickets sold as a ticket consolidator were recognized net of costs in the current period.

                  "We are pleased that our renewed focus on our core engineering and collaborative software segment is beginning to yield results. In the first quarter ended June 30, 2003, we were delighted to be selected by Fuji Xerox of Singapore and Oracle India as their collaborative solutions partner," said Amrit Das, netGuru's Chairman and CEO.

                   "We are also pleased that our continuing efforts to control costs have resulted in the lowest total operating costs during quarter ended June 30, 2003, compared to the previous 12 quarters," Das continued. He added, "As can be seen by our financials, our operational loss is near breakeven if non-cash items are considered."

About netGuru

netGuru (www.netguru.com) is an integrated information technology and services company. The Company's solutions consist of the following:

o Engineering and collaborative software products and services to businesses worldwide;
o        IT services; and
o        Web-based telecommunication and travel services

The Company has offices in the United States, India, the United Kingdom, France, Germany and Singapore and distributors in 40 countries. The Company currently licenses its software products to more than 20,000 businesses, with 50,000 installations and 160,000 users in over 85 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release including, in particular, our ability to enter into strategic relationships and achieve growth in the engineering and collaborative software business, our ability to strengthen the presence of our engineering and collaborative software products in the Asia-Pacific region, and our ability to continue to reduce further or sustain operating costs at levels reached in the quarter ended June 30, 2003, are forward looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to continue revenue growth and technological innovation despite our continuing efforts to control costs, worldwide economic conditions, economic and political conditions in India and the Asia-Pacific region, changes in governmental regulations and policies, the emergence of competitive products and services, unforeseen technical issues and those factors contained in the "Risk Factors" Section of the Company's Form 10-KSB for the fiscal year ended March 31, 2003.
------------------------------------------------
FOR FURTHER INFORMATION PLEASE CONTACT:
     netGuru Inc., Yorba Linda
     Jyoti Chatterjee, 714-974-2500, ext. 214 jyoti@netguru.com or
     Bruce Nelson, 714-974-2500, ext. 215
     bruce@netguru.com

                          [FINANCIAL TABLES TO FOLLOW]



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

                              NETGURU, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (Unaudited)
                    ($ in thousands except share and per share amounts)

                                                                  THREE MONTHS ENDED
                                                                        JUNE 30,
                                                             -----------------------------
                                                                 2003            2002
                                                                              (Restated)
                                                             -------------   -------------
Net revenues:
    Engineering and collaborative software solutions         $      2,722    $      1,871
    IT services                                                     1,207           1,414
    Web-based telecommunication and travel services                   462           1,132
                                                             -------------   -------------
           Total net revenues                                       4,391           4,417

Cost of revenues:
    Engineering and collaborative software solutions                  377             292
    IT services                                                       918           1,076
    Web-based telecommunication and travel services                   262             987
                                                             -------------   -------------
           Total cost of sales                                      1,557           2,355
                                                             -------------   -------------
           Gross profit                                             2,834           2,062
                                                             -------------   -------------

Operating expenses:
    Selling, general and administrative                             2,316           2,616
    Research and development                                          504             464
    Depreciation                                                      255             268
    Restructuring                                                      --              93
                                                             -------------   -------------
           Total operating expenses                                 3,075           3,441
                                                             -------------   -------------

           Operating loss                                            (241)         (1,379)
                                                             -------------   -------------

Other (income) expense:
    Interest, net                                                     124              62
    Other                                                               1              (2)
                                                             -------------   -------------
           Total other (income) expense                               125              60
                                                             -------------   -------------

Loss before income taxes and cumulative effect of a
  change in accounting principle                                     (366)         (1,439)
Income tax expense (benefit)                                           37            (369)
                                                             -------------   -------------

 Loss before cumulative effect of a change
  in accounting principle                                            (403)         (1,070)
 Cumulative effect of a change in accounting principle                  -          (5,824)
                                                             -------------    ------------
         Net loss                                             $      (403)   $     (6,894)
                                                             =============    ============
Basic and diluted net loss per common share:
  Loss before cumulative effect of a change in
    accounting principle                                     $      (0.02)   $      (0.06)
  Cumulative per share effect of a change in
    accounting principle                                                -           (0.34)
                                                             -------------   -------------
   Basic and diluted loss per share                          $      (0.02)   $      (0.40)
                                                             =============   =============
Common shares used in computing net loss per common share:
         Basic                                                 17,325,150      17,285,977
                                                             =============   =============
         Diluted                                               17,325,150      17,285,977
                                                             =============   =============



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

                                      NETGURU, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands, except share and per share amounts)

                                                                                JUNE 30,      MARCH 31,
                                                                                 2003            2003
                                                                              ------------   ------------
                                                                              (Unaudited)
                                     ASSETS
Current assets:
    Cash and cash equivalents                                                 $     2,233    $     2,861
    Accounts receivable (net of allowance for doubtful accounts of $755 and
      $735, as of June 30, 2003 and March 31, 2003, respectively)                   2,678          2,889
    Notes and related party loans receivable                                           43             88
    Deposits                                                                           81            670
    Prepaid expenses and other current assets                                         982            858
                                                                              ------------   ------------

           Total current assets                                                     6,017          7,366

Property, plant and equipment, net                                                  2,911          3,113
Goodwill and intangible assets (net of accumulated amortization of $4,438)          3,281          3,281
Other assets                                                                          498            553
                                                                              ------------   ------------
                                                                              $    12,707    $    14,313
                                                                              ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term bank debt                                    $     1,378    $     1,340
    Current portion of capital lease obligations                                      393            412
    Accounts payable                                                                  697            802
    Accrued expenses                                                                  730          1,129
    Income taxes payable                                                              113             79
    Deferred revenues                                                               1,881          2,094
    Other liabilities                                                                 196            234
    Accrued restructure                                                                12            199
                                                                              ------------   ------------

           Total current liabilities                                                5,400          6,289

Long-term bank debt, net of current portion                                           984          1,270
Capital lease obligations, net of current portion                                     534            627
Deferred gain on sale-leaseback                                                       800            817
                                                                              ------------   ------------

           Total liabilities                                                        7,718          9,003
                                                                              ------------   ------------

Stockholders' equity:
    Preferred stock, par value $.01 (Authorized 5,000,000 shares; no shares
      issued and outstanding)                                                          --             --
    Common stock, par value $.01; authorized 150,000,000 shares; issued and
      outstanding 17,325,150                                                          173            173
    Additional paid-in capital                                                     33,322         33,322
    Accumulated deficit                                                           (27,737)       (27,334)
    Accumulated other comprehensive loss:
       Cumulative foreign currency translation adjustments                           (769)          (851)
                                                                              ------------   ------------

           Total stockholders' equity                                               4,989          5,310
                                                                              ------------   ------------
                                                                              $    12,707    $    14,313
                                                                              ============   ============

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